UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 29, 2010, Chesapeake Lodging Trust (the “Company”) announced that an indirect, wholly owned subsidiary of the Company had entered into a definitive agreement to acquire the 188-room Hilton Checkers Los Angeles from Kalpana, LLC and 535 Grand Avenue, LLC for cash consideration of $46.0 million, plus customary pro-rated amounts and closing costs. The Company expects to fund the purchase price from the proceeds of its initial public offering, which was completed in January 2010. The parties currently anticipate that the transaction will close within 30 days.

On April 29, 2010, the Company also announced that the same indirect, wholly owned subsidiary of the Company had entered into a definitive agreement to acquire the 153-room Courtyard Anaheim at Disneyland Resort from Mantra, LLC for cash consideration of $25.0 million, plus customary pro-rated amounts and closing costs. The Company expects to fund the purchase price from the proceeds of its initial public offering and a secured borrowing the Company expects to have in place at the time of closing. The parties currently anticipate that the transaction will close within 90 days.

A copy of the Company’s press release announcing these two agreements is filed as Exhibit 99.1 to this report.

The Company has deposited $1.5 million and $0.75 million under the respective purchase and sale agreements (each, a “PSA”) for the Hilton Checkers Los Angeles and Courtyard Anaheim at Disneyland Resort. Each deposit is non-refundable except in the event of (i) a default under the PSA by the seller or (ii) expressly otherwise provided by the PSA. Consummation of each of the two transactions is subject to customary closing conditions, including without limitation (i) the accuracy of the seller’s representations and warranties as of closing; (ii) the seller’s performance of its obligations under the PSA; and (iii) the absence of condemnation proceedings or casualty events. Neither of the potential acquisitions is conditioned on the consummation of the other. There are no assurances that the conditions of either of the two transactions will be met or that either of the two transactions will be completed according to the anticipated schedule or at all.

Certain statements and assumptions in this report contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “ may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding the expected timing of the closing of the acquisitions or the expected source of funding of the acquisitions. Such statements are subject to numerous assumptions and uncertainties, many of which are outside our control. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. Incorporated by reference to the Exhibit Index filed herewith and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2010	CHESAPEAKE LODGING TRUST

	By:	/s/ GRAHAM J. WOOTTEN
Graham J. Wootten
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press release issued April 29, 2010